UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025 (January 28, 2025)

BellRing Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39093	87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

BellRing Brands, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) entirely virtually, conducted via a live audio-only webcast on Tuesday, January 28, 2025. Upon stockholder approval at the Annual Meeting of the Certificate of Amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors as described in Proposal 1 under Item 5.07 below, the Certificate of Amendment and Amendment to the Company’s Bylaws included with the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on December 17, 2024 and supplemented on January 3, 2025 became effective with the filing of that Certificate of Amendment with the Delaware Secretary of State on January 28, 2025.

Following the adoption of these amendments, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws became effective with the filing of the Restated Certificate of Incorporation with the Delaware Secretary of State on January 31, 2025. In accordance with Section 245 of the Delaware General Corporation Law, the Restated Certificate of Incorporation restated the provisions of the Company’s Certificate of Incorporation as theretofore amended or supplemented and only omitted certain provisions of the original Certificate of Incorporation which named the incorporator. The Amended and Restated Bylaws restated the provisions of the Company’s Bylaws as theretofore amended or supplemented and only omitted certain provisions addressing notice periods relating to the Company’s first annual meeting of stockholders following its initial public offering that had already lapsed.

Copies of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 128,975,315 shares outstanding and entitled to vote, 109,791,916 shares were represented, constituting a 85.1% quorum. The final result for each of the matters submitted to a vote of the stockholders at the Annual Meeting are as follows:

Proposal 1: An amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors was approved by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
105,095,580	21,341	53,605	4,621,390	99.9%

Proposal 2: Each of the nominees for director were elected to serve until the Company’s annual meeting of stockholders to be held in 2026 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withhold	Broker Non-Votes	Percentage of Votes Cast For
Robert V. Vitale	96,275,828	8,894,698	4,621,390	91.5%
Chonda J. Nwamu	103,081,558	2,088,968	4,621,390	98.0%

Proposal 3: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Percentage of Votes Cast For
109,421,524	297,827	72,565	99.7%

Proposal 4: The Company’s executive compensation as described in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on December 17, 2024, was approved by the non-binding advisory votes of the stockholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
100,918,725	4,058,686	193,115	4,621,390	96.0%

Proposal 5: A stockholder proposal to adopt a director election resignation guideline was rejected by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
20,050,006	84,845,304	275,216	4,621,390	19.1%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

3.1	Restated Certificate of Incorporation of BellRing Brands, Inc.

3.2	Amended and Restated Bylaws of BellRing Brands, Inc.

104.1	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2025	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig Rosenthal
	Name:	Craig Rosenthal
	Title:	Chief Legal Officer and Secretary

4